UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 29, 2024

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Accelerated Stock Repurchase Agreement

On March 1, 2024, Bloomin’ Brands, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”), pursuant to its previously announced 2024 Share Repurchase Program, with Wells Fargo Bank, National Association (“Wells Fargo”) to repurchase approximately $220 million of the Company’s common stock (“Common Stock”).

Under the ASR Agreement, the Company will make an aggregate payment of $220 million to Wells Fargo and will receive an aggregate initial delivery of approximately 6.5 million shares of Common Stock on March 4, 2024, representing approximately 80% of the total shares that are estimated to be repurchased under the ASR Agreement based on the current price per share of Common Stock. The exact number of shares the Company ultimately will repurchase under the ASR Agreement will be based generally on the average of the daily volume-weighted average price per share of Common Stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, Wells Fargo may be required to deliver additional shares of Common Stock to the Company, or under certain circumstances, the Company may be required either to deliver shares of Common Stock or to make a cash payment to Wells Fargo. Final settlement of the transactions under the ASR Agreement is expected to occur in the second quarter of 2024.

The Company will fund the payment under the ASR Agreement, together with the cash portion of the amounts payable under the Exchange Agreements (as described below), primarily with borrowings under the Second Amended and Restated Credit Agreement, dated April 16, 2021, by and among the Company, OSI Restaurant Partners, LLC, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as amended.

Item 3.02    Unregistered Sale of Equity Securities

Exchange Agreements

On February 29, 2024, the Company entered into exchange agreements (the “Exchange Agreements” and each, an “Exchange Agreement”) with certain holders (the “Noteholders”) of its 5.00% Convertible Senior Notes due 2025 (the “2025 Notes”). The Exchange Agreements provide for the Company to deliver and pay, at the closing of the transactions thereunder, an aggregate of (a) 7,489,712 shares of Common Stock and (b) $3.27 million in cash, in exchange for $83.562 million in aggregate principal amount of the Company’s outstanding 2025 Notes. The closing of the exchanges is expected to occur on or about March 5, 2024, subject to customary closing conditions.

The Company’s shares of Common Stock to be issued in connection with the exchanges will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act in a transaction by an issuer not involving a public offering.

Following the exchanges, $20.724 million in aggregate principal amount of the 2025 Notes will remain outstanding.

Item 7.01    Regulation FD Disclosure

The Company expects to provide any applicable updates to its 2024 outlook as a result of the transactions in its first quarter earnings release. However, at this time, the Company does not expect the transactions to materially impact its 2024 adjusted diluted earnings per share outlook as communicated in its February 23, 2024 earnings release.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-

looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 8.01     Other Events

Early Termination Agreements

On February 29, 2024, the Company entered into, with certain financial institutions (collectively, the “Derivative Counterparties”), partial unwind agreements relating to a portion of the convertible note hedge transactions (the “Note Hedge Early Termination Agreements”) and a portion of the warrant transactions (the “Warrant Early Termination Agreements” and together with the Note Hedge Early Termination Agreements, the “Early Termination Agreements”) that were previously entered into by the Company with each such Derivative Counterparty in connection with the issuance of its 2025 Notes. The Note Hedge Early Termination Agreements relate to a number of call options corresponding to the amount of the 2025 Notes subject to exchange pursuant to the Exchange Agreements described above (the “Exchanged Notes”), and the Warrant Early Termination Agreements relate to a number of warrants corresponding to the number of shares of Common Stock underlying such Exchanged Notes. Pursuant to such Early Termination Agreements, the Derivative Counterparties will make a termination payment to the Company in respect of the call option transactions being early terminated, which shall be a combination of cash and shares of Common Stock of approximately $118.2 million and 289,206 shares of Common Stock, and the Company will make a termination payment to the Derivative Counterparties in respect of the warrant transactions being early terminated, in an aggregate amount of approximately $102.2 million.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	March 1, 2024	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer